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                                                                     EXHIBIT (i)

Vedder Price                                   Vedder, Price, Kaufman & Kammholz
                                               222 North LaSalle Street
                                               Chicago, Illinois 60601
                                               312-609-7500
                                               Facsimile: 312-609-5005

                                               A Partnership including Vedder,
                                               Price, Kaufman & Kammholz, P.C.
                                               with offices in Chicago, New
                                               York City and Livingston,
                                               New Jersey



                                                               February 24, 2003

Nicholas-Applegate Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102

Dear Ladies and Gentlemen:

         Reference is made to Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by Nicholas-Applegate Fund, Inc., a Maryland corporation (the "Company"), in connection with the public offering from time to time of shares of common stock, $0.01 par value ("Shares"), in the Nicholas-Applegate Growth Equity Fund (the "Fund"), the initial series of the Company.

         We have acted as counsel to the Company since February 9, 2001, and in such capacity have counseled the Company regarding various legal matters. We have examined such Company records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing and assuming that the Company's (i) Articles of Incorporation, dated January 30, 1987; (ii) Articles of Amendment and Restatement of Charter, dated March 17, 1987; (iii) Articles of Amendment of Charter, dated March 31, 1987; (iv) Certificate of Correction of Articles of Amendment and Restatement, dated August 31, 1987; (v) Articles of Amendment, dated May 20, 1988; (vi) Articles of Amendment, dated April 2, 1990; (vii) Articles of Amendment, dated May 30, 1991; (viii) Articles of Amendment, dated May 30, 1991; (ix) Articles of Amendment, dated May 30, 1991; (x) Articles of Amendment, dated July 28, 1994; (xi) Articles Supplementary, dated March 14, 1997; and (xii) Articles Supplementary, dated October 21, 1998 (together, the "Charter"); and the Amended and Restated By-Laws of the Company, adopted March 21, 1987, as amended on April 22, 1991, are presently in full force and effect and have not been amended in any respect except as provided in the above-referenced documents and that the resolutions adopted by the Board of Directors of the Company on March 21, 1987; February 1, 1991; April 22, 1991; May 17, 1993; February 11, 1994; May 13, 1994; August 15, 1994; May 17, 1996;
and May 16, 1997; and the written consent of the Board of Directors dated February 26, 2002 relating to organizational matters, securities matters and the issuance of shares are presently in full force and effect and have not

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been amended in any respect except as provided in the above-referenced resolutions, we advise you and opine that (a) the Shares of the Fund to be issued pursuant to said Post-Effective Amendment have been duly authorized for issuance by the Company; and (b) assuming that the Company remains in good standing under the laws of the State of Maryland, upon the issuance of the Shares subject to said Post-Effective Amendment in accordance with the Company's Charter and said Post-Effective Amendment and receipt by the Company of a purchase price not less than the net asset value per Share thereof, and when the pertinent provisions of the Securities Act of 1933, as amended ("Securities Act"), the Investment Company Act of 1940, as amended, and such "blue sky" and securities laws as may be applied have been complied with, and assuming that the number of Shares issued by the Company does not exceed the number of Shares authorized for the Fund and each Class, the Shares of the Fund will be validly issued, fully paid and nonassessable.

         This opinion is solely for the benefit of the Company, the Company's Board of Directors and the Company's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Vedder, Price, Kaufman & Kammholz

                                          Vedder, Price, Kaufman & Kammholz

COK
RJM